Exhibit 99.2
SUMMARY OF CERTAIN TERMS OF THE
FIRST AMENDMENT TO CREDIT AGREEMENT
     Unless otherwise defined herein, capitalized terms used herein and not otherwise defined herein shall have the meaning provided such terms in the Credit Agreement prior to giving effect to the First Amendment (as defined below), dated as of November 13, 2007 (the “Existing Credit Agreement”), among Windy City Investments, Inc., Nuveen Investments, Inc. (f/k/a Windy City Acquisition Corp.) (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (the “Administrative Agent”).
Description of Amendment
     The First Amendment to Credit Agreement (the “First Amendment”) shall (x) provide for a $[350,000,000] incremental Second-Lien Term Facility (the “Second-Lien Term Facility”) and (y) make certain amendments to the Existing Credit Agreement (as amended, the “Credit Agreement”) including, inter alia, redesignating the existing Term Loan Facility and Revolving Credit Facility, as “First-Lien Facilities”, and adding a new mandatory offer to purchase existing Term Loans (the “First-Lien Term Loans”) through a modified Dutch auction process if the principal amount of the Second-Lien Term Facility exceeds $250,000,000.
Description of Second-Lien Term Facility

Maturity:	6 years.

Interest Rate:	12.50%.

Amortization:	None.

Security and Guaranties:	The Second-Lien Term Facility shall be (x) secured by the same Collateral as the First-Lien Facilities on a silent second-lien basis and (y) guaranteed by each of the Borrower’s domestic subsidiaries which guarantee the First-Lien Facilities.

Availability:	Loans under the Second-Lien Term Facility (the “Second-Lien Term Loans”) may only be incurred on the closing date of the First Amendment (the “First Amendment Effective Date”). No amount of Second-Lien Term Loans once repaid may be reborrowed.

Intercreditor Matters:	The priority of the security interests in the Collateral and related creditors rights will be set forth in an intercreditor agreement (the “Intercreditor Agreement”). The Intercreditor Agreement will provide (in each case, except to the extent the Administrative Agent in consultation with the Borrower otherwise reasonably determines), inter alia, for (i)

subordination of security interests of the lenders under the Second-Lien Term Facility to the security interests of the Lenders under the First-Lien Facilities, (ii) “turnover” provisions with respect to Collateral proceeds, (iii) a waiver of the right of lenders under the Second-Lien Term Facility to challenge any “debtor-in-possession financing” or, subject to clause (v) below, other credit approved by the Lenders under the First-Lien Facilities, (iv) standstill provisions relating to the enforcement of remedies by the lenders under the Second-Lien Term Facility with respect to the Collateral, (v) a limitation on the amount of additional first-lien debt that may be incurred to the amount of the outstandings and commitments under the First-Lien Facilities on the First Amendment Effective Date plus additional amounts, provided that the Senior Secured Net Leverage Ratio will not exceed 5.0 to 1.0 after the incurrence thereof and (vi) certain voting arrangements between Lenders under the First-Lien Facilities and lenders under the Second-Lien Term Facility which shall provide, inter alia, that unless the majority Second-Lien Term Facility lenders agree, the First-Lien Facilities Lenders will not approve (x) the incurrence of additional secured debt by the Borrower other than under the incremental facilities under the Credit Agreement and the other secured indebtedness permitted to be incurred under the Credit Agreement as in effect on the First Amendment Effective Date, (y) any debt which is subordinated in right of payment to the First-Lien Facilities unless such debt is also subordinated in right of payment to the Second-Lien Term Loans or (z) any amendment to the Change of Control Put (as defined below) provisions in the Credit Agreement as in effect on the First Amendment Effective Date or the definition of Change of Control to the extent used therein.

Change of Control:	Each Second-Lien Term Loan lender shall have the right to put to the Borrower its then outstanding Second-Lien Term Loans at a price of 101% of the principal amount thereof plus accrued interest upon the occurrence of a Change of Control (the “Change of Control Put”).

Asset Sale Offer to Purchase:	The Borrower shall be required to make an offer to prepay the Second-Lien Term Loans at par plus the applicable prepayment premium described below plus accrued interest from the proceeds of assets sales which are not applied to repay the First-Lien Facilities and permanently reduce the commitments thereunder, subject to the Borrower’s reinvestment rights and customary exceptions under the Credit Agreement.

The excess cash flow sweep and the debt sweep set forth in the Existing Credit Agreement shall not apply to the Second-Lien Term Loans.

Equity Clawback Prepayment:	Voluntary prepayments of the Second-Lien Term Loans may be made at par plus a premium equal to the coupon thereon plus accrued interest prior to the third anniversary of the First Amendment Effective Date with the proceeds of one or more equity offerings (“Equity Clawback Prepayments”), provided that (x) such prepayments shall not exceed 35% of the initial aggregate principal amount of the Second-Lien Term Loans, (y) at least 65% of the initial aggregate principal amount of the Second-Lien Term Loans must remain outstanding immediately after the occurrence of each such prepayment and (z) any such prepayment must occur within 90 days of the closing of any such equity offering.

Prepayment Fee:	Voluntary and mandatory prepayments (including mandatory offers to purchase (other than in connection with a Change of Control)) of Second-Lien Term Loans (other than Equity Clawback Prepayments), in each case made on or after the second anniversary of the First Amendment Effective Date and prior to the fourth anniversary of the First Amendment Effective Date, will require payment of a fee as follows:

(A) if during the third year after the First Amendment Effective Date, an amount equal to 6% of such prepayment, and

(B) if during the fourth year after the First Amendment Effective Date, an amount equal to 3% of such prepayment.

Any voluntary or mandatory prepayment (including mandatory offers to purchase (other than in connection with a Change of Control)) prior to the second anniversary of the First Amendment Effective Date shall be subject to a make-whole premium.

Refinancing of Second-Lien Term Loans:	The permitted refinancing of the Second-Lien Term Loans shall be added to the appropriate sections in the Indebtedness covenant with customary refinancing indebtedness restrictions.

Required Lenders:	Second-Lien Term Facility lenders will not be counted in the Required Lender determination for purposes of waivers or amendments to the Senior Secured Net Leverage Ratio maintenance test and any applicable margin increases and related amendment fees in connection therewith or, until the payment in full of the First-Lien Facilities (other than contingent indemnification obligations) and the termination of the commitments thereunder, amendments to the Security Documents and the exercise of remedies thereunder, but shall be counted for all other purposes.

Fee:	A fee equal to 10% of the principal amount of Second-Lien Term Loans made by each Second-Lien Term Facility lender shall be payable to each such lender on the First Amendment Effective Date.
Description of Additional Amendments to the Existing Credit Agreement

Mandatory Offer to Purchase:	The Borrower shall be required to make an offer to purchase outstanding First-Lien Term Loans (a “Buy-Back Offer”) with the Excess Proceeds Amount (as defined below) pursuant to a modified Dutch auction tender process, subject to the following rules and limitations: (i) the Borrower must make Buy-Back Offers offering to utilize 100% of the Excess Proceeds Amount by no later than the 180th day after the First Amendment Effective Date; (ii) the Borrower may make a Buy-Back Offer on one or more occasions prior to the 180th day after the First Amendment Effective Date, but on not more than four occasions; (iii) the maximum price for any Buy-Back Offer shall not exceed 95% of the principal amount of First-Lien Term Loans to be repurchased; and (iv) each Buy-Back Offer shall be in aggregate cash expended amount of not less than $20,000,000. If 100% of the Excess Proceeds Amount is not utilized to repurchase First-Lien Term Loans on or before later of (x) the 180th day after the First Amendment Effective Date and (y) the expiration of the Buy-Back Offers made on or prior to such 180th day, the amount which is not so utilized shall be required to be applied as a mandatory prepayment of the First-Lien Term Loans at par. “Excess Proceeds Amount” shall mean in the event the principal amount of Second-Lien Term Loans exceeds $250,000,000, the net proceeds of such excess principal amount.

Covenant / Event of Default Discharge:	Upon the payment in full of the First-Lien Facilities (other than contingent indemnification obligations) and the termination of the commitments thereunder, the Senior Secured Net Leverage Ratio financial maintenance covenant and the Change of Control Event of Default shall no longer be applicable to the Second-Lien Term Facility.

Incremental Loan Basket:	The incremental loan provisions of the Existing Credit Agreement shall be modified as follows: (i) the $500,000,000 basket (the “Basket Amount”) set forth therein may be utilized only on a second-lien basis and shall be reduced on a dollar for dollar basis by the Second-Lien Term Loans incurred on and after the First Amendment Effective Date and (ii) the proceeds of Second-Lien Term Loans incurred pursuant to the Basket Amount in excess of $250,000,000 may be utilized only to repay First-Lien Term Loans (including pursuant to the Buy-Back Offers described above). In addition, the ability to incur incremental loans under the First-Lien Facilities subject to compliance with the 5.0 to 1.0 Senior Secured

Net Leverage Ratio incurrence test under the Existing Credit Agreement shall be retained.

Amendment Fee:	50 basis points payable on the outstanding Term Loans and Revolving Credit Commitments of each Lender that consents to the First Amendment prior to July [___], 2009.